Exhibit 1.1

Execution Version

CNX Midstream Partners LP

6,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Dated: June 26, 2018

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EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	Partnership Entities
Exhibit C	—	List of Persons Subject to Lock-Up
Exhibit D	—	Form of Lock-Up Agreement
Exhibit E-1	—	Form of Partnership Counsel Opinion
Exhibit E-2	—	Form of 10b-5 Letter from Partnership Counsel
Exhibit E-3	—	Form of Tax Opinion of Partnership Counsel
Exhibit E-4	—	Form of General Counsel Opinion
Exhibit E-5	—	Form of Opinion of Selling Unitholder’s Counsel
Exhibit E-6	—	Form of Opinion of Associate General Counsel of Noble Energy, Inc.
Exhibit F	—	Price-Related Information
Exhibit G	—	Issuer General Use Free Writing Prospectuses

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CNX Midstream Partners LP

6,500,000 Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

June 26, 2018

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

NBL Midstream, LLC, a Delaware limited liability company (the “Selling Unitholder”) and wholly owned subsidiary of Noble Energy, Inc., a Delaware corporation (“Noble”), proposes to sell 6,500,000 common units (the “Initial Securities”) representing limited partner interests (the “Common Units”) in CNX Midstream Partners LP, a Delaware limited partnership (the “Partnership”), to the underwriters (the “Underwriters”) named in Exhibit A attached to this agreement (this “Agreement”). The Selling Unitholder also proposes to grant to the Underwriters an option to purchase up to 975,000 additional Common Units on the terms set forth in Section 2(b) hereof (the “Option Securities”). The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 16 hereof. This Agreement is to confirm the agreement concerning the purchase of the Securities from the Selling Unitholder by the Underwriters.

CNX Midstream GP LLC, a Delaware limited liability company and the sole general partner of the Partnership, is referred to herein as the “General Partner.” CNX Gathering LLC, a Delaware limited liability company, owns 100% of the limited liability company interests in the General Partner and is referred to herein as “CNX Gathering.” CNX Midstream Operating Company LLC, a Delaware limited liability company (the “Operating Company”), CNX Midstream DevCo I LP, a Delaware limited partnership (“Anchor Subsidiary”), and CNX Midstream DevCo III LP, a Delaware limited partnership (“Additional Subsidiary”), are sometimes collectively referred to herein as the “Operating Subsidiaries.” The Operating Subsidiaries, CNX Midstream DevCo I GP LLC, a Delaware limited liability company and general partner of Anchor Subsidiary (“Anchor Subsidiary GP”) and CNX Midstream DevCo III GP LLC, a Delaware limited liability company and general partner of Additional Subsidiary (“Additional Subsidiary GP” and, together with Anchor Subsidiary GP, the “GP Subsidiaries”), are sometimes collectively referred to herein as the “Subsidiaries.” The Partnership and the General Partner are collectively referred to herein as the “Partnership Parties.” The Partnership Parties and the Subsidiaries are collectively referred to herein as the “Partnership Entities.” CNX Resources Corporation, a Delaware corporation (“CNX”) is the sponsor of the Partnership.

The Partnership understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Partnership Parties. Each Partnership Party, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date, if any, referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)    Compliance with Registration Requirements. The Registration Statement (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act and Securities Act

Regulations; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. No stop order suspending effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, any Preliminary Prospectus or the Prospectus has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership Parties, are contemplated by the Commission. Copies of the Registration Statement and any amendment thereto have been made available by the Partnership to the Underwriters.

(2)    Registration Statement, Prospectus and Disclosure at Time of Sale. The Registration Statement complies in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

At the time the Registration Statement became effective it did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, as of its date and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Securities Act Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the four immediately preceding paragraphs shall not apply to statements in or omissions from the Registration Statement, the Pricing Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by (i) any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof or (ii) the Selling Unitholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Unitholder as aforesaid consists of the information described as such in Section 1(b)(7).

The Base Prospectus and any Preliminary Prospectus filed pursuant to Rule 424(b) in connection with the offering of the Securities (including, without limitation, the Prospectus), complied and will comply when so filed in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limiting the foregoing, the Partnership has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Base Prospectus and the Registration Statement and any amendments thereto and the copies of any Preliminary Prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(3)    Emerging Growth Company. From the time of filing the registration statement in connection with the Partnership’s initial public offering with the Commission (or, if earlier, the first date on which the Partnership Parties engaged directly or through any person authorized to act on their behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(4)    Testing-the-Waters Materials. None of the Partnership Parties has (i) alone engaged in any Testing-the-Waters Communications or (ii) authorized anyone to engage in Testing-the-Waters Communications. None of the Partnership Parties has distributed or approved for distribution any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 of the Securities Act. No Written Testing-the-Waters Communication prepared in connection with the offering and the transactions contemplated by this Agreement contains any untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading.

(5)    Independent Accountants. Ernst & Young LLP (“EY”), who certified the financial statements and any supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act, the Securities Act Regulations and the PCAOB.

(6)    Financial Statements. The consolidated financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), together with the related notes and supporting schedules present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the results of operations, changes in partners’ capital and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the Securities Act Regulations. The supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The historical financial information incorporated by reference in the Preliminary Prospectus and the Prospectus under the caption “Selected Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(7)    No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change or any development that would reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”), (ii) no Partnership Entity has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership Entities, taken as a whole, and no Partnership Entity has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (iii) there has been no distribution of any kind declared, paid or made by the Partnership on its Common Units.

(8)    Formation and Good Standing of the Partnership and the General Partner. Each of the Partnership and the General Partner has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, with full partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (i) to execute and deliver this Agreement and consummate the transactions contemplated hereby and (ii) in the case of the General Partner, to act as the general partner of the Partnership as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Partnership and the General Partner is duly qualified as a foreign limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Exhibit B accurately sets forth the jurisdiction of formation and each jurisdiction of foreign qualification.

(9)    Formation and Good Standing of Subsidiaries. Each Subsidiary has been duly organized or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Each Subsidiary is duly qualified as a corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and none of the issued and outstanding capital stock, limited liability company interests, partnership interests or other similar interests was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. Exhibit B accurately sets forth the jurisdiction of organization or formation of each such Subsidiary and each jurisdiction of foreign qualification.

(10)    Ownership of the General Partner. CNX Gathering, as the sole member of the General Partner, owns 100% of the General Partner’s issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the First Amended and Restated Limited Liability Company Agreement of the General Partner, as in effect on the date hereof (the “General Partner Agreement”), and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act).

(11)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 3, 2018, as in effect on the date hereof (the “Partnership Agreement”); and the General Partner is the record holder of such general partner interest free and clear of all Liens, other than Liens created or arising under the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”).

(12)    Ownership of the Incentive Distribution Rights in the Partnership. The General Partner owns all of the Incentive Distribution Rights in the Partnership and such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens, other than Liens created or arising under the Delaware LP Act or the Partnership Agreement.

(13)    Ownership of Common Units in the Partnership. CNX indirectly owns 21,692,198 Common Units which represent 34.1% of the outstanding common units in the Partnership; such Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CNX indirectly owns the Common Units free and clear of all Liens, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

(14)    Ownership of the Operating Company. The Partnership owns a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company, as in effect at such time (the “Operating Company LLC Agreement”), and is fully paid (to the extent required by the Operating Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns all such membership interest free and clear of all Liens, other than Liens created or arising under (i) the Operating Company LLC Agreement, (ii) the Delaware LLC Act or (iii) the Credit Agreement, dated as of March 8, 2018, by and among the Partnership, as borrower, certain subsidiaries of the Partnership, as guarantors, and PNC Bank, National Association as administrative agent and collateral agent and JPMorgan Chase Bank, N.A., as syndication agent (as amended, the “Revolving Credit Facility”).

(15)    Ownership of the GP Subsidiaries. The Operating Company owns a 100% membership interest in each of the GP Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the GP Subsidiaries, as in effect at such time (the “GP Subsidiaries LLC Agreements”), and are fully paid (to the extent required by the GP Subsidiaries LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Operating Company owns all such membership interests free and clear of all Liens, other than Liens created or arising under (i) the GP Subsidiaries LLC Agreements, (ii) the Delaware LLC Act or (iii) the Revolving Credit Facility.

(16)    Ownership of Anchor Subsidiary. Anchor Subsidiary GP owns a 100% general partner and limited partner interest in Anchor Subsidiary; such general partner and limited partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of Anchor Subsidiary, as in effect at such time (the “Anchor Subsidiary LP Agreement”), and are fully paid (to the extent required by the Anchor Subsidiary LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Anchor Subsidiary GP owns such general partner and limited partner interests free and clear of all Liens, other than Liens created or arising under (i) the Anchor Subsidiary LP Agreement, (ii) the Delaware LP Act or (iii) the Revolving Credit Facility.

(17)    Ownership of Additional Subsidiary. Additional Subsidiary GP owns a 5% general partner interest in Additional Subsidiary; such general partner and limited partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of Additional Subsidiary, as in effect at such time (the “Additional Subsidiary LP Agreement”), and are fully paid (to the extent required by the Additional Subsidiary LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Additional Subsidiary GP owns such general partner interest free and clear of all Liens, other than Liens created or arising under (i) the Additional Subsidiary LP Agreement, (ii) the Delaware LP Act or (iii) the Revolving Credit Facility.

(18)    No Other Subsidiaries. Other than its direct and indirect, as applicable, ownership interests in the Subsidiaries, the Partnership does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its 2.0% general partner interest in the Partnership, the Incentive Distribution Rights and its indirect ownership interests in the Subsidiaries, the General Partner does not own, and at the Closing Date and each Option Closing Date, if any, will not own, directly or indirectly, an equity interest in any corporation, partnership, limited liability company, joint venture, association or other entity.

(19)    Outstanding Partnership Equity. As of the date hereof, the issued and outstanding partnership interests of the Partnership will consist of (i) 63,638,165 Common Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) a 2.0% General Partner Interest (as defined in the Partnership Agreement), which is the only general partner interest of the Partnership issued and outstanding; such Common Units, including the Securities, and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(20)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(21)    Description of Securities. The Securities conform in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and such description conforms in all material respects to the rights and privileges set forth in the Partnership Agreement.

(22)    Absence of Defaults and Conflicts. None of the Partnership Entities is (i) in violation of its Organizational Documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Partnership Document, except, in the case of clause (ii), for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein (including the offer and sale of the Securities) and compliance by the Partnership Parties with their obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any Partnership Documents, except for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement, nor will such action result in any violation of (A) the provisions of the Organizational Documents of the Partnership Entities or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations, except, in the case of clause (B), for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(23)    Absence of Labor Dispute. (i) No labor dispute with the employees of the Partnership Entities who provide services to the Midstream Systems exists or, to the knowledge of the Partnership Parties, is imminent, and (ii) to the knowledge of the Partnership Parties, there is no existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Midstream Systems, which, in the case of either clause (i) or clause (ii), might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(24)    Absence of Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership Entities, threatened, against or affecting the Partnership Entities, which, if determined adversely to the Partnership Entities, might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership Entities of their obligations under this Agreement.

(25)    Accuracy of Descriptions and Exhibits. The information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors—Tax Risks,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Regulation of Operations,” “Business—Regulation of Environmental and Occupational Safety and Health Matters,” “Business—Legal Proceedings,” “Directors, Executive Officers and Corporate Governance,” “Certain Relationships and Related Transactions and Director Independence,” “Description of Our Common Units,” “Our Partnership Agreement” and “Material U.S. Federal Income Tax Consequences,” and the information in the Registration Statement under Items 14 and 15 of Part II, in each case to the extent that it constitutes summaries of statutes, rules or regulations, summaries of legal or governmental proceedings, summaries of provisions of the Partnership Agreement, or summaries of the terms of the contracts and other documents described and filed, is correct in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents that are required, under the Securities Act and the Securities Act Regulations, (i) to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or (ii) to be filed as exhibits to the Registration Statement, which have not been so described or filed as required under the Securities Act and the Securities Act Regulations. To the Partnership Entities’ knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(26)    Intellectual Property. The Partnership Entities own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Partnership Entities’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person. The Partnership Entities have not received any written notice of any actions, demands, claims, suits, arbitrations, inquiries or proceedings relating to Intellectual Property. To the knowledge of the Partnership Parties, the Intellectual Property of the Partnership Entities is not being infringed, misappropriated or otherwise violated by any person. The Partnership Entities take all reasonable measures to maintain and protect their trade secrets and confidential information and the integrity, continuous operation and security of their material systems, networks and other information technology assets, and there have been no material breaches, violations or outages of same.

(27)    Cybersecurity. (i) Except as may be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) to the Partnership Parties’ knowledge, there has been no material security breach or other material compromise of or relating to any of the Partnership Entities’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Partnership Entities have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Partnership Entities are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a material adverse effect on the financial condition, business or properties of the Partnership Entities considered as one enterprise; and (iii) the Partnership Entities have implemented backup and disaster recovery technology consistent with industry standards and practices.

(28)    Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (ii) no authorization, approval, vote or consent of any member, partner or creditor of the Partnership Entities, (iii) no authorization, approval, waiver or consent under any Partnership Document, and (iv) no authorization, approval, vote or consent of any other person or entity, is necessary or required (clause (i) through clause (iv), collectively, “Consents” solely for purposes of this paragraph 32) for (x) the authorization, execution, delivery or performance by the Partnership Parties of this Agreement, (y) the offering, sale or delivery of the Securities as contemplated by this Agreement, or (z) the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except (A) such Consents as have been, or on or prior to the Closing Date will be, obtained or made, (B) such Consents as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, the rules of the NYSE, state securities laws or the rules of FINRA, (C) such Consents that, if not obtained or made, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or materially affect the consummation of the offering and the transactions contemplated by this Agreement and (D) such Consents as may be required under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

(29)    Possession of Licenses and Permits. Each of the Partnership Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Our Properties,” except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect. The Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect. All of such Governmental Licenses are valid and in full force, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Partnership Entities has received any notice of proceedings relating to the appeal, revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(30)    Title to Property. Subject to the qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, but not limited to, the qualifications set forth under the caption “Business—Title to Our Properties,” the Partnership Entities have good and marketable title to, or valid rights to lease or otherwise use, all items of real property and personal property of the respective businesses of the Partnership Entities, in each case free and clear of all Liens, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(31)    Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the limitations described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(32)    Investment Company Act. The Partnership is not an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(33)    Environmental Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) none of the Partnership Entities is in violation of any federal, state or local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, including workplace safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

(34)    Absence of Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (i) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (ii) otherwise registered by the Partnership under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities.

(35)    NYSE. The Securities being sold hereunder have been approved for listing on the NYSE.

(36)    FINRA Matters. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s directors and executive officers or, as of the date hereof, the Partnership’s 5% or greater securityholders, except as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(37)    Tax Returns. The Partnership Entities have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(38)    Insurance. The Partnership Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks as are reasonably adequate to protect the Partnership Entities and their respective businesses; and none of the Partnership Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(39)    Disclosure Controls. The Partnership Entities maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership Entities in reports that the Partnership has filed or will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, including the principal executive officer(s) and principal financial officer(s) of the General Partner, as appropriate to allow timely decisions regarding required disclosure to be made. The Partnership’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Partnership Entities will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(40)    Accounting Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as such term is defined in Rule 15d-15(f) of the Exchange Act) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) as of the date of the Partnership’s most recent balance sheet audited by EY included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), and (2) to the knowledge of the Partnership Parties, no fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and (B) since the date of the Partnership’s most recent balance sheet audited by EY included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(41)    Compliance with the Sarbanes-Oxley Act. There has been no failure on the part of the Partnership or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act applicable to the Partnership, including Section 402 related to loans and Section 302 and 906 related to certifications.

(42)    Absence of Manipulation. None of the Partnership Entities has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(43)    Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate and accurately reflect, in all material respects, the materials upon which such data is based or from which it was derived.

(44)    Foreign Corrupt Practices Act. None of the Partnership Entities, or any of their directors, officers or employees, and, to the knowledge of the Partnership Parties, no agents, affiliates or other persons associated with or acting on behalf of the Partnership Entities have, or have owned or are controlled by a person that has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or any other applicable anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities have instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws.

(45)    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.

(46)    OFAC. None of the Partnership Entities, or any of their directors, officers or employees, and, to the knowledge of the Partnership Parties, no agents, affiliates or other persons associated with or acting on behalf of the Partnership Entities are, or are owned or controlled by a person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), and the Partnership Entities are not located, organized or resident in a country or territory that is the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea and Syria (each a, “Sanctioned Country”)). For the past five years, the Partnership Entities have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(47)    ERISA Compliance. Except as might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (i) the Partnership Entities and any Plan (as defined below) are in compliance with ERISA and, to the knowledge of the Partnership Parties, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which any of the Partnership Entities or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance with ERISA, (ii) no “reportable event” (as defined in Section 4043(c) of ERISA, except that reportable event shall not include reportable events for which notice or reporting requirements have been waived) has occurred or is reasonably expected to occur with respect to any Plan, (iii) no “single-employer plan” (as defined in Section 4001 of ERISA) established or maintained by any of the Partnership Entities or any of their ERISA Affiliates, is currently contemplated to be terminated, (iv) none of the Partnership Entities nor any of their ERISA Affiliates have incurred or reasonably expect to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (B) Sections 412, 4971, 4975 or 4980B of the Code (as defined below) and (v) each Plan established or maintained by any of the Partnership Entities or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code has timely applied for or received a determination letter from the U.S. Internal Revenue Service and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or failure to act, which is likely to cause the loss of such qualification. None of the following events has occurred or exists: (x) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan determined without regard to any waiver of such obligations or extension of any amortization period, (y) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (z) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (a) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the Partnership Entities’ most recently completed fiscal year, (b) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 715-60) of the Partnership Entities compared to the amount of such obligations in the Partnership Entities’ most recently completed fiscal year or (c) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph, (1) the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) that is maintained, sponsored, contributed to or required to be contributed to by the Partnership Entities or any ERISA Affiliate of any Partnership Entities, (2) the term “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Partnership Entity, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code and (3) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

(48)    Lending and Other Relationship. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Partnership Entities has any material lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter.

(49)    Changes in Management. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the persons who were officers or directors of the General Partner as of the date of the Registration Statement has given oral or written notice to the board of directors of the General Partner of his or her resignation (or otherwise indicated to the board of directors of the General Partner an intention to resign within the next six months), (ii) no officer of the General Partner has been terminated or removed by the board of directors of the General Partner and no director has been removed by CNX Gathering (including, without limitation, any such termination or removal which is to be effective as of a future date) and (iii) to the knowledge of the Partnership Parties, no such termination or removal is under consideration by the board of directors of the General Partner or CNX Gathering.

(50)    Related Party Transactions. There are no business relationships or related party transactions involving the Partnership Entities, or to the knowledge of the Partnership Entities, any other person, that are required by Item 404(a) of Regulation S-K promulgated under the Securities Act to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus and that are not so described in such documents.

(51)    Stop Transfer Instructions. The Partnership has, with respect to any Common Units (other than the Securities to be sold pursuant to this Agreement) or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as provided in such agreements); and, during the Lock-Up Period (as the same may be extended as provided in such agreements), neither the Partnership nor the General Partner will cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Underwriters.

(52)    Offering Materials. Without limitation to the provisions of Section 17 hereof, the Partnership Entities have not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined under Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Securities, other than the Preliminary Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 17).

(53)    No Restrictions on Distributions. None of the Partnership Entities is prohibited, directly or indirectly, from paying or making distributions with respect to its equity securities, from repaying any debt owed to any other Partnership Entity, or from transferring any of its properties or assets to the Partnership or any other Partnership Entity, in each case, except (i) as set forth in (A) the partnership agreement, limited liability company agreement or bylaws of such entity, (B) the Delaware LP Act (in the case of a Delaware limited partnership), the Delaware LLC Act (in the case of a Delaware limited liability company) or the Delaware General Corporation Law (the “DGCL”) (in the case of a Delaware corporation) or (C) the Revolving Credit Facility or (ii) as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(54)    Brokers. Except as provided in this Agreement, there is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or similar fee or commission in connection with the offering and sale of the Securities.

Any certificate signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Partnership, the General Partner, or both of them, as applicable, to each Underwriter as to the matters covered thereby.

(b)    Representations and Warranties by the Selling Unitholder. The Selling Unitholder, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date, if any, referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)    No Use of Free Writing Prospectus. Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership Entities and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Securities.

(2)    Title to Securities. The Selling Unitholder has, and immediately prior to the Closing Date and each Option Closing Date, if any, on which the Selling Unitholder is selling the Securities, will have, good and marketable title to the Securities to be sold by the Selling Unitholder hereunder on such Closing Date or Option Closing Date, if any, free and clear of all Liens. Upon (i) payment for the Securities to be sold by such Selling Unitholder pursuant to this Agreement, (ii) delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (iii) registration of such Securities in the name of DTC, Cede or such other nominee and (iv) DTC indicating by book entries on its books that security entitlements with respect to such Securities have been credited to the Underwriters’ respective securities accounts, (A) DTC will acquire good and marketable title to the Securities free and clear of all Liens; (B) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”) (assuming DTC does not have notice of any adverse claim with respect to such Securities); (C) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities; and (D) an action based on an “adverse claim” (as defined in Section 8-102 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are purchasing such Securities without notice of any adverse claim). For purposes of this representation, such Selling Unitholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of limited partnership, Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(3)    Power and Authority. The Selling Unitholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and to perform its obligations hereunder.

(4)    Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Unitholder.

(5)    No Defaults. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a (i) breach or violation of the Selling Unitholder’s certificate of formation or limited liability company agreement or similar organization documents; (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to impair in any material respect the ability of the Selling Unitholder to perform its obligations under this Agreement.

(6)    No Consents. No consent with any court or arbitrator or governmental or regulatory authority is required for (i) the sale of the Securities by the Selling Unitholder, (ii) the execution, delivery and performance by the Selling Unitholder of this Agreement and (iii) the consummation by the Selling Unitholder of the transactions contemplated by this Agreement, except (A) such as have been, or prior to the Closing Date will be, obtained or made, (B) for the registration of the Securities under the Securities Act, consents required under the Exchange Act, applicable state securities laws, and the rules of FINRA in connection with the purchase and sale of the Securities by the Underwriters and (C) for such that if not obtained, have not or would not reasonably be expected to impair in any material respect the ability of the Selling Unitholder to perform its obligations under this Agreement.

(7)    Affirmation of Representations and Warranties. In respect of any statements in or omissions from the Registration Statement, Prospectus, Pricing Disclosure Package or any Issuer Free Writing Prospectuses listed on Exhibit G hereto, or any amendment or supplement thereto used by the Partnership or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished to the Partnership by the Selling Unitholder specifically for use in connection with the preparation thereof, the Selling Unitholder hereby makes the same representations and warranties relating to material misstatements or omissions in the documents referred to in paragraphs (2)-(5) and (10) of Section 1(a)(2) hereto to each of the Underwriters as the Partnership Parties makes under such Section; it being understood and agreed that the foregoing applies only to such information furnished by the Selling Unitholder to the Partnership, which consists of (i) the legal name, address and the number of Securities owned by the Selling Unitholder and (ii) the other information with respect to the Selling Unitholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Unitholders” (collectively, the “Selling Unitholder Information”).

(8)    No Other Obligations to Sell Common Units. The Selling Unitholder is not prompted to sell Common Units by any information concerning the Partnership that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(9)    Stabilization. The Selling Unitholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Securities.

(10)    ERISA. The Selling Unitholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

Any certificate signed by an officer of the Selling Unitholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Unitholder, as to matters covered thereby, to each Underwriter.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Unitholder agrees to sell to the several Underwriters the Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $18.0255 per Common Unit (the “Purchase Price”).

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Unitholder hereby grants to the several Underwriters an option to purchase, ratably in accordance with the number of Initial Securities to be purchased by each Underwriter, all or a portion of the Option Securities at a price per Common Unit equal to the Purchase Price referred to in Section 2(a) above; provided that the price per Common Unit for any Option Securities shall be reduced by an amount per Common Unit equal to any distributions declared, paid or payable by the Partnership on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by the Underwriters to the Selling Unitholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 11), nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Selling Unitholder will sell to the Underwriters the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional units.

(c)    Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 811 Main Street, 37th Floor, Houston, Texas, 77002, or at such other place as shall be agreed upon by the Underwriters and the Selling Unitholder, at 9:00 A.M. (New York City time) on June 29, 2018 (unless postponed in accordance with the provisions of Section 11), or such other time not later than five business days after such date as shall be agreed upon by the Underwriters and the Selling Unitholder (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Underwriters and the Selling Unitholder, on each Option Closing Date as specified in the notice from the Underwriters to the Selling Unitholder.

Payment shall be made to the Selling Unitholder by wire transfer of immediately available funds to a single bank account designated by the Selling Unitholder against delivery to the Underwriters for the respective accounts of the Underwriters of the Securities to be purchased by them. Citigroup Global Markets Inc., individually, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)    Delivery of Securities. Delivery of the Securities shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

SECTION 3.    Covenants of the Partnership Parties.

Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Underwriters promptly, and confirm the notice in writing, (i) when any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (together with a copy of any comment letters and any written responses thereto), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Partnership will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b)    Filing of Amendments. The Partnership will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the Securities Act or otherwise, and the Partnership will furnish the Underwriters with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(c)    Filing of Post-Effective Amendment to the Registration Statement. If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Securities may be sold, the Partnership shall use its best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as practicable; and the Partnership will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) if Rule 430B under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rules).

(d)    Delivery of Prospectuses. The Partnership has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus and any Issuer Free Writing Prospectuses prepared prior to the date of this Agreement and amendments or supplements thereto prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the Securities Act. The Partnership will furnish to each Underwriter, without charge, such number of copies of the documents constituting the Pricing Disclosure Package, any Issuer Free Writing Prospectuses prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request. Each Preliminary Prospectus, the Prospectus, any document incorporated by reference in any Preliminary Prospectus or the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Continued Compliance with Securities Laws. The Partnership will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Underwriters or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Pricing Disclosure Package, the Prospectus or any document incorporated by reference in the Pricing Disclosure Package or the Prospectus so that the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Underwriters or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the Pricing Disclosure Package, the Prospectus or any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Partnership will promptly notify the Underwriters of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriters or counsel for the Underwriters shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Underwriters of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Partnership will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained or incorporated by reference in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Underwriters or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Underwriters or counsel for the Underwriters shall notify the Partnership that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Partnership will promptly notify the Underwriters of such event or condition and of its intention to file such amendment or supplement (or, if the Underwriters or counsel for the Underwriters shall have notified the Partnership as aforesaid, the Partnership will promptly notify the Underwriters of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the Securities Act or the Securities Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)    Blue Sky and Other Qualifications. The Partnership will use its best efforts, in cooperation with the Underwriters, to prepare and execute any Blue Sky application specifically for the purpose of qualifying the Securities for offering and sale (any such application being hereinafter called a “Blue Sky Application”), or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g)    Rule 158. The Partnership will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)    Listing. The Partnership will use its best efforts to maintain the listing of the Common Units, including the Securities, on the NYSE.

(i)    Restriction on Sale of Securities. During the Lock-Up Period (as the same may be extended pursuant to the provisions set forth in the next sentence), the Partnership will not, without the prior written consent of the Underwriters, directly or indirectly:

(1)    issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units or other equity securities of the Partnership;

(2)    file or cause the filing of any registration statement under the Securities Act with respect to any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership (other than any registration statement on Form S-8 to register Common Units or options to purchase Common Units pursuant to the long-term incentive plan described in the Preliminary Prospectus and the Prospectus; or

(3)    enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable or exchangeable for any Common Units or other equity securities of the Partnership;

whether any transaction described in clause (1) or (3) above is to be settled by delivery of Common Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Partnership may, without the prior written consent of the Underwriters, issue Common Units upon the exercise or vesting of unit awards outstanding on the date of this Agreement.

(j)    Reporting Requirements. The Partnership, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Exchange Act Regulations within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k)    Preparation of Prospectus. Immediately following the execution of this Agreement, the Partnership will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Securities Act Regulations or as the Underwriters and the Partnership may deem appropriate, and, if requested by the Underwriters, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as may be required by Rule 433 or as the Underwriters and the Partnership may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(l)    Emerging Growth Company. The Partnership Parties will notify promptly the Underwriters if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the Lock-Up Period referred to in Section 3(i) hereof.

(m)    Written Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that time, not misleading, the Partnership Parties will promptly notify the Underwriters and will promptly amend or supplement, at their own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4.    Covenants of the Selling Unitholder.

The Selling Unitholder covenants with each Underwriter as follows:

(a)    Restriction on Sale of Securities. To furnish to the Underwriters, prior to the Closing Date, a lock-up agreement, substantially in the form of Exhibit D hereto.

(b)    No Use of Free Writing Prospectus. Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Securities.

(c)    Tax Matters. The Selling Unitholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(d)    Stabilization. Except as set forth in the most recent Preliminary Prospectus, the Selling Unitholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Securities.

(e)    Further Assurances. The Selling Unitholder agrees to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and each Option Closing Date, if any, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

(f)    Compliance with Sanctions. The Selling Unitholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or target of Sanctions or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

SECTION 5.    Payment of Expenses.

(a)    Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the costs associated with the sale or delivery of the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of any Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (not in excess of $20,000) in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with any listing of the Securities on the NYSE, (xi) the costs and expenses of the Partnership and any of the General Partner’s officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Partnership Entities incurred and one half of the cost of any aircraft chartered in connection with any such presentations or meetings, and (xii) all other costs and expenses incident to the performance of the obligations of the Partnership Entities and the Selling Unitholder (other than underwriting discounts and commissions on the sale of the Securities and fees and expenses of counsel and advisors to the Selling Unitholder) under this Agreement, and, except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of Common Units by any Underwriter, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the road show and other presentations to prospective purchasers of the Common Units.

(b)    Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, 10(a)(i), 10(a)(iii)(A) or 10(a)(vi) hereof, the Partnership shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Partnership Parties and the Selling Unitholder contained in this Agreement, or in certificates signed by any officer of any Partnership Party (whether signed on behalf of such officer or the Partnership Parties) or the Selling Unitholder delivered to the Underwriters or counsel for the Underwriters, to the performance by the Partnership Parties and the Selling Unitholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)    Filing of Prospectus. The Prospectus shall have been timely filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)    No Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to the Closing Date or the applicable Option Closing Date that (i) the Registration Statement, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Underwriters’ Counsel, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or (ii) the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Underwriters’ Counsel, is material or omits to state a fact which, in the opinion of such counsel is material and is necessary to make the statements therein, in the light of the circumstances existing on the Closing Date or the applicable Option Closing Date, not misleading.

(c)    Opinion of Counsel for Partnership. At the Closing Date, the Underwriters shall have received:

(1)    an opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Partnership (“Partnership Counsel”), in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E-1 hereto;

(2)    a 10b-5 letter, dated as of the Closing Date, from Partnership Counsel, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E-2 hereto;

(3)    an opinion, dated as of the Closing Date, of Partnership Counsel with respect to certain tax matters, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E-3 hereto; and

(4)    an opinion, dated as of the Closing Date, of the General Counsel or Associate General Counsel of CNX Resources Corporation, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E-4.

(d)    Opinion of Counsel for Underwriters. At the Closing Date, the Underwriters shall have received the favorable letter, dated as of Closing Date, of Vinson & Elkins L.L.P., counsel for the Underwriters (“Underwriters’ Counsel”), with respect to the Securities to be sold by the Selling Unitholder pursuant to this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Underwriters may reasonably request.

(e)    Opinion of Counsel for Selling Unitholder. At the Closing Date, the Underwriters shall have received:

(1)    an opinion, dated as of the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel to the Selling Unitholder (“Selling Unitholder Counsel”), in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E-5 hereto; and

(2)    an opinion, dated as of the Closing Date, of Harry R. Beaudry, as Associate General Counsel of Noble Energy, Inc. at the direction and on behalf of the Selling Unitholder, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit E-6 hereto.

(f)    Material Adverse Effect; Officers’ Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change resulting in a Material Adverse Effect; and, at the Closing Date, the Underwriters shall have received a certificate, signed on behalf of (i) the Partnership Parties by the Chief Executive Officer of the General Partner and the Chief Financial Officer or Chief Accounting Officer of the General Partner, dated as of the Closing Date, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Partnership Parties in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (C) the Partnership Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officer’s knowledge, no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Partnership have been instituted, are pending or are contemplated by the Commission and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto and (ii) the Selling Unitholder by Kevin E. Haggard, the Vice President and Treasurer of the Selling Unitholder and Harry R. Beaudry, the Secretary of the Selling Unitholder, dated as of the Closing Date, to the effect that (A) the representations and warranties of the Selling Unitholder in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date and (B) the Selling Unitholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(g)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from EY a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(h)    Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from EY a letter, dated as of the Closing Date and in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i)    No Downgrade. Subsequent to the execution and delivery of this Agreement, and prior to the Closing Date, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) and no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrade), its rating of the Partnership’s debt securities.

(j)    Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities have been approved for listing on the NYSE.

(k)    Lock-up Agreements. On or prior to the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(l)    No Objection. FINRA shall not have raised any objection (that has not been resolved) with respect to the fairness or reasonableness of the underwriting terms and arrangements.

(m)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 6 and to the further condition that, at the applicable Option Closing Date, the Underwriters shall have received:

(1)    Opinion of Counsel for Partnership. Opinions of Partnership Counsel and the General Counsel of the General Partner, each in form and substance satisfactory to the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 6(c) hereof.

(2)    Opinion of Counsel for Underwriters. The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof.

(3)    Opinion of Counsel for the Selling Unitholder. The favorable opinions of Selling Unitholder Counsel and the Associate General Counsel of Noble Energy Inc. at the direction and on behalf of the Selling Unitholder, each in form and substance satisfactory to the Underwriters and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 6(e) hereof.

(4)    General Partner’s Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Partnership by the officers specified in, Section 6(f)(i) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(5)    Selling Unitholder’s Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Selling Unitholder by the officers specified in, Section 6(f)(ii) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(6)    Bring-down Comfort Letter. A letter from EY, in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(n)    Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the offer and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Underwriters or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Partnership in connection with the offer and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(o)    Termination of Agreement. If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Underwriters, in their absolute discretion, by notice to the Partnership at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 7.    Indemnification.

(a)    Indemnification by the Partnership. The Partnership Parties agree, jointly and severally, to indemnify and hold harmless each Underwriter, affiliates of any Underwriter who have, or are alleged to have participated in the distribution of Securities, as underwriters, and their officers, directors, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(1)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Blue Sky Application, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership; and

(3)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Pricing Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

(b)    Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their directors, each of the General Partner’s officers who signed the Registration Statement, the Selling Unitholder, its managers and officers and each person, if any, who controls the Partnership or the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter expressly for use therein. The Partnership

Parties hereby acknowledge and agree that the information furnished to the Partnership by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: (i) the second sentence of the first paragraph under the caption “Commissions and Expenses,” and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the first paragraph under the caption “Stabilization and Short Positions.”

(c)    Indemnification of Underwriters by Selling Unitholder. The Selling Unitholder agrees to indemnify and hold harmless each Underwriter, affiliates of any Underwriter who have, or are alleged to have participated in the distribution of Securities, as underwriters, and their officers, directors, employees, partners, members and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, liability, claim, damage or expense whatsoever, as incurred, joint or several, or any action in respect thereof (including, but not limited to, any loss, liability, claim, damage, expense or action relating to purchases and sales of the Securities), to which that Underwriter, affiliate, officer, director, employee, partner, member, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, liability, claim, damage, expense or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any “issuer information” (as defined in Rule 433(h) under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter with respect to whose use the Partnership has given its consent (any such issuer information, “Permitted Issuer Information”), Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Unitholder or used or referred to by the Selling Unitholder in connection with the offering of the Securities in violation of Section 4(b) being referred to as a “Selling Unitholder Free Writing Prospectus”); or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Blue Sky Application or any Selling Unitholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, officers, directors, employees, partners, members, agents and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, officers, directors, employees, partners, members, agents or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The aggregate liability of the Selling Unitholder under this Section 7(c) and Section 8 or any claim for breach of representations and warranties of the Selling Unitholder contained in Section 1(b) shall be limited to an amount equal to the aggregate net proceeds, after underwriting discounts but before deducting expenses, received by the Selling Unitholder from the offering of the Securities purchased under this Agreement. The Selling Unitholder will not be liable in any such case except to the extent that any such loss, liability, claim, damage, expense or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Blue Sky Application or any Selling Unitholder Free Writing Prospectus in reliance upon and in conformity with the Selling Unitholder Information.

(d)    Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than pursuant to this Section 7. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 7(a) or Section 7(c) above shall be selected by the Underwriters, counsel to the Partnership Parties, their directors, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Partnership, and counsel to the Selling Unitholders, their directors, officers and each person, if any, who controls the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Selling Unitholder. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 7(a) or Section 7(c) above, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Partnership Parties, their directors, each of the General Partner’s officers who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Unitholders, their directors, officers and each person, if any, who controls the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.    Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties and the Selling Unitholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership Parties and the Selling Unitholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Unitholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties and the Selling Unitholder, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership Parties, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8, the Selling Unitholder shall not be required to contribute any amount in excess of the amount by which the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Unitholder hereunder exceed the amount of any damages which the Selling Unitholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each officer, director, employee, partner, member, agent and affiliate of any Underwriter who has, or is alleged to have, participated in the distribution of Securities, as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, each director of the General Partner, each officer of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Partnership, and each director, each officer and each person, if any, who is an affiliate of the Selling Unitholder or controls the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Selling Unitholder. In no event shall the aggregate liability of the Selling Unitholder under Section 7(c) and 7(d) and for any claim for breach of representations and warranties of the Selling Unitholder contained in Section 1(b) exceed the limit set forth in Section 7(c). The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 9.    Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the General Partner (whether signed on behalf of such officer, the General Partner or the Partnership) or the Selling Unitholder (whether signed on behalf of such officer or the Selling Unitholder) and delivered to the Underwriters or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, by or on behalf of the General Partner, any officer, director or employee of the General Partner or any person controlling the Partnership, or by or on behalf of the Selling Unitholder, any officer, director or employee of the Selling Unitholder or any person controlling the Selling Unitholder, and shall survive delivery of and payment for the Securities.

SECTION 10.    Termination of Agreement.

(a)    Termination; General. The Underwriters, in their absolute discretion, may terminate this Agreement, by notice to the Partnership and the Selling Unitholder, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Underwriters may terminate their several obligations to purchase such Option Securities, by notice to the Partnership and the Selling Unitholder at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect, or (ii) if, at any time on or after the date of this Agreement, there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if, at any time on or after the date of this Agreement, (A) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by the NYSE or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if, at any time on or after the date of this Agreement, a banking moratorium has been declared by either Federal or New York authorities or (vi) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Partnership, or of the securities of any subsidiary or subsidiary trust of the Partnership, by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11.    Default by One or More of the Underwriters.

(a)    If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Selling Unitholder to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Selling Unitholder to sell the relevant Option Securities, the Underwriters shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.    Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone) or, in the case of any notice given under Section 2(b) hereof, by email correspondence if receipt of such correspondence is actually acknowledged, other than via auto reply. Notices to the Underwriters shall be directed to: (i) Citigroup Global Markets Inc., 388 Greenwich Street New York, New York 10013, Attention: General Counsel, fax no. (646) 291-1469) and (ii) Barclays Capital Inc., 745 Seventh Avenue New York, NY 10019, Attention: Syndicate Registration, fax no. (646) 834-8133; notices to the Partnership shall be directed to it at CNX Midstream Partners LP, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317, Attention: General Counsel, fax no. (724) 485-4837; notices to the Selling Unitholder shall be directed to it at 1001 Noble Energy Way, Houston, Texas 77070, Attention: Harry R. Beaudry, Secretary.

SECTION 13.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties, the Selling Unitholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership Parties, the Selling Unitholder and their respective successors and the controlling persons and other indemnified parties referred to in Sections 7 and 8 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership Parties, the Selling Unitholder and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.    Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.    Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Additional Systems” has the meaning given such term in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 3, 2018.

“Anchor Systems” has the meaning given such term in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the Commission on May 3, 2018.

“Applicable Time” means 6:40 p.m. (New York City time) on the date hereof.

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Securities.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act, in accordance with the Securities Act Regulations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (a) is required to be filed with the Commission by the Partnership, (b) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (c) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or other similar restriction.

“Lock-Up Period” has the meaning given to such term in Exhibit D.

“Midstream Systems” means, collectively, the Anchor Systems and the Additional Systems.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Partnership Documents” means (a) all Subject Instruments and (b) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, leases or other instruments or agreements to which any of the Partnership Entities or their respective subsidiaries is a party or by which the Partnership Entities or their respective subsidiaries is bound or to which any of the property or assets of the Partnership Entities or their respective subsidiaries is subject that, solely in the case of this clause (B), are material with respect to the Partnership Entities taken as a whole.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preliminary Prospectus” means any Preliminary Prospectus relating to the Securities, including the Base Prospectus and any preliminary prospectus supplement thereto (including any documents incorporated or deemed to be incorporated by reference therein) relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations.

“Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Exhibit F hereto and each Issuer Free Writing Prospectus identified on Exhibit G hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Securities Act Regulations.

“Prospectus” means the final prospectus relating to the Securities, including the Base Prospectus and any prospectus supplement thereto (including any documents incorporated or deemed to be incorporated by reference therein) relating to the Securities, as filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations.

“Registration Statement” means, the Partnership’s registration statement on Form S-3 (Registration No. 333-218055), including the documents incorporated or deemed to be incorporated by reference therein and including the various parts of such registration statement and the exhibits to such registration statement, each as amended as of the Effective Date, including the Rule 430B Information.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430B Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means all instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, such Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be; all references in this Agreement to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Securities Act Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof); all references in this Agreement to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

SECTION 17.    Permitted Free Writing Prospectuses. The Partnership represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Underwriters, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Partnership pursuant to Rule 433; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and to any electronic road show in the form previously provided by the Partnership to and approved by the Underwriters. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 18.    Absence of Fiduciary Relationship. Each of the Partnership Parties and the Selling Unitholder acknowledges and agrees that:

(a)    each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Partnership Parties or the Selling Unitholder, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Partnership Parties or the Selling Unitholder on other matters;

(b)    the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Partnership and the Selling Unitholder following discussions and arms-length negotiations with the Underwriters;

(c)    they are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)    in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the Partnership Parties, the Selling Unitholders or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e)    none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f)    they are aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Parties and the Selling Unitholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Partnership Parties or the Selling Unitholders by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g)    they waive, to the fullest extent permitted by law, any claims they may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to them in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on their behalf or in right of them, or the Partnership or the Selling Unitholder, including unitholders, employees or creditors of the Partnership Parties and the Selling Unitholder.

SECTION 19.     Research Analyst Independence. The Partnership Parties and the Selling Unitholder acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership Parties and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties and the Selling Unitholder hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties or the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership Parties or the Selling Unitholder by such Underwriters’ respective investment banking divisions. Each of the Partnership Parties and the Selling Unitholder acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement .

SECTION 20.    Trial By Jury. The General Partner (on its own behalf and on behalf of the Partnership and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates), the Selling Unitholder and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21.    Consent to Jurisdiction. The Partnership Parties and the Selling Unitholder hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Partnership, the General Partner and the Selling Unitholder in accordance with its terms.

Very truly yours,

CNX MIDSTREAM PARTNERS LP
By:	CNX Midstream GP LLC,
its general partner

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer and Executive Vice President

CNX MIDSTREAM GP LLC

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer and Executive Vice President

Signature Page

Underwriting Agreement

NBL MIDSTREAM, LLC

By:	/s/ Kevin E. Haggard
Name:	Kevin E. Haggard
Title:	Vice President and Treasurer

Signature Page

Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first
above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ James Jackson
Name:	James Jackson
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Jamie Cohen
Name:	Jaime Cohen
Title:	Managing Director

Signature Page

Underwriting Agreement

EXHIBIT A

UNDERWRITERS

Name of Underwriter	Number of Initial Securities
Citigroup Global Markets Inc.	3,250,000
Barclays Capital Inc.	3,250,000
Total	6,500,000

A-1

EXHIBIT B

PARTNERSHIP ENTITIES

Name	Jurisdiction of Organization	Foreign Qualifications
CNX Midstream Partners LP	Delaware	N/A
CNX Midstream GP LLC	Delaware	N/A
CNX Midstream Operating Company LLC	Delaware	Pennsylvania and West Virginia
CNX Midstream DevCo I LP	Delaware	Pennsylvania and West Virginia
CNX Midstream DevCo I GP LLC	Delaware	N/A
CNX Midstream DevCo III GP LLC	Delaware	N/A

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

1.	NBL Midstream, LLC

2.	Noble Energy, Inc.

3.	CNX Gas Company LLC

4.	CNX Midstream GP LLC

5.	Nicholas J. DeIuliis

6.	Donald W. Rush

7.	Timothy C. Dugan

8.	Brian R. Rich

9.	Stephen W. Johnson

10.	Angela A. Minas

11.	Raymond T. Betler

12.	John E. Jackson

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

CNX Midstream Partners LP

Public Offering of Common Units

Dated as of June 26, 2018

CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among CNX Midstream Partners LP, a Delaware limited partnership (the “Partnership”), CNX Midstream GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), NBL Midstream, LLC, a Delaware limited liability company (the “Selling Unitholder”) and Citigroup Global Markets Inc. (“Citigroup”) and Barclays Capital Inc. (“Barclays” and, together with Citigroup, the “Underwriters”), relating to a proposed underwritten public offering of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the General Partner or as the Selling Unitholder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 90th day after the date of the Underwriting Agreement (such period, as the same may be extended as provided below, the “Lock-Up Period”), the undersigned will not, without the prior written consent of Citigroup and Barclays, directly or indirectly:

(i)	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)	enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Units or any securities convertible into or exercisable or exchangeable for any Common Units, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, other equity securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Citigroup and Barclays, transfer any Common Units or any securities convertible into or exchangeable or exercisable for Common Units:

(1)	if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution; and

(2)	if the undersigned is not a natural person, to the undersigned’s affiliates including subsidiaries of the undersigned, or partners or members of the undersigned, if the undersigned is a partnership or limited liability company if, in any such case, such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (i) the transferee executes and delivers to Citigroup and Barclays, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement for the remainder of the Lock-Up Period (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to Citigroup and Barclays, (ii) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (iii) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (iv) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during the Lock-Up Period (as the same may be extended as described above). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin (including by adoption).

The undersigned further agrees that (A) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, and (B) the Partnership may, with respect to any Common Units or any securities convertible into or exercisable or exchangeable for Common Units owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of the Common Units pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Units pursuant to the Underwriting Agreement and each registration statement filed under the Securities Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to July 10, 2018, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Units actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E-1

FORM OF PARTNERSHIP COUNSEL OPINION

[To be provided to the Underwriters.]

E-1-1

EXHIBIT E-2

FORM OF 10B-5 LETTER FROM PARTNERSHIP COUNSEL

[To be provided to the Underwriters.]

E-2-1

EXHIBIT E-3

FORM OF TAX OPINION OF PARTNERSHIP COUNSEL

[To be provided to the Underwriters.]

E-3-1

EXHIBIT E-4

FORM OF GENERAL COUNSEL OPINION

[To be provided to the Underwriters.]

E-4-1

EXHIBIT E-5

FORM OF OPINION OF SELLING UNITHOLDER’S COUNSEL

[To be provided to the Underwriters.]

E-5-1

EXHIBIT E-6

FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL OF NOBLE ENERGY, INC.

[To be provided to the Underwriters.]

E-5-1

EXHIBIT F

PRICE-RELATED INFORMATION

1.	Public offering price: $18.3000 per common unit

2.	Net proceeds, before expenses, to the Selling Unitholder: $18.0255 per common unit

3.	Number of Initial Securities: 6,500,000

4.	Number of Option Securities: 975,000

5.	Settlement date: June 29, 2018

F-1

EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None.

G-1